As filed with the Securities and Exchange Commission on August 2, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3248524 (IRS Employer Identification No.)

1180 Veterans Boulevard South San Francisco, California (Address of Principal Executive Offices)	94080 (Zip Code)

2011 Equity Incentive Plan

2000 Equity Incentive Plan

2000 Non-Employee Directors’ Stock Option Plan

(Full title of the plans)

James M. Gower

Chairman of the Board and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001)	4,350,000 shares	(3)	$8.685	$37,779,750	$4,386.23

        This Registration Statement is (a) a new registration statement and (b) a Post-Effective Amendment to the registrant’s registration statements on Form S-8 (File Nos. 333-168495, 333-155031, 333-148132, 333-134622, 333-125895, 333-111782, 333-106532, 333-72492 and 333-51184), as filed with the Securities and Exchange Commission on August 3, 2010, November 4, 2008, December 18, 2007, June 1, 2006, June 17, 2005, January 8, 2004, June 26, 2003, October 30, 2001 and December 4, 2000, respectively (collectively, the “Prior Registration Statements”). Pursuant to the Prior Registration Statements, shares of common stock, par value $0.001 per share, were registered for issuance under the Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan (the “2000 Incentive Plan”) and the Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors’ Stock Option Plan (the “2000 Directors’ Plan”).

(1)                                Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plans covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding common stock.

(2)                                Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on August 1, 2011.

(3)                                Includes (a) 3,500,000 shares that are reserved for future issuance under the Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the “2011 Incentive Plan”), as approved by the registrant’s stockholders at its Annual Meeting of Stockholders on May 19, 2011, (b) 600,000 shares that are reserved for future issuance under the 2000 Incentive Plan and (c) 250,000 shares that are reserved for future issuance under the 2000 Directors’ Plan.

The following chart illustrates the calculation of the registration fee.

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price
Shares issuable pursuant to the 2011 Incentive Plan	3,500,000	$8.685	$30,397,500
Shares issuable pursuant to the 2000 Incentive Plan	600,000	$8.685	$5,211,000
Shares issuable pursuant to the 2000 Directors’ Plan	250,000	$8.685	$2,171,250
Proposed Maximum Aggregate Offering Price	4,350,000	$8.685	$37,779,750
Registration Fee			$4,386.23

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering: (i) 3,500,000 shares of the registrant’s common stock to be issued pursuant to the 2011 Incentive Plan, (ii) an additional 600,000 shares of the registrant’s common stock to be issued pursuant to the 2000 Incentive Plan, and (iii) an additional 250,000 shares of the registrant’s common stock to be issued pursuant to the 2000 Directors’ Plan.

This Registration Statement is (a) a new registration statement and (b) a Post-Effective Amendment to the registrant’s registration statements on Form S-8 (File Nos. 333-168495, 333-155031, 333-148132, 333-134622, 333-125895, 333-111782, 333-106532, 333-72492 and 333-51184), as filed with the Securities and Exchange Commission on August 3, 2010, November 4, 2008, December 18, 2007, June 1, 2006, June 17, 2005, January 8, 2004, June 26, 2003, October 30, 2001 and December 4, 2000, respectively, the contents of which are incorporated by reference herein.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Rigel Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

•                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 1, 2011;

•                  The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed on May 3, 2011;

•                  The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed on August 2, 2011;

•                  The Company’s Current Reports on Form 8-K, filed on February 9, 2011, May 6, 2011, May 20, 2011 and May 26, 2011; and

•                  The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form 8-A (File No. 000-29889), filed with the Commission on October 3, 2000 pursuant to Section 12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 145 of the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of duty of loyalty to the Company or to its stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•                  for unlawful payment of dividends or unlawful stock repurchases or redemptions under 174 of the Delaware General Corporation Law; or

•                  for any transaction from which the director derived an improper personal benefit.

The Company’s Certificate further provides that it must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Company believes that the indemnification under the Certificate covers acts of negligence and gross negligence on the part of indemnified parties.

The Company has entered into indemnification agreements with each of its directors and certain officers. These agreements, among other things, require the Company to indemnify each director and officer for certain expenses including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of the Company, any subsidiary of the Company, or any other company or enterprise to which the person provides services at the Company’s request.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Amended and Restated Bylaws of the Company.

4.3(1)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(3)	Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan.

99.2(3)	Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan, as amended and restated.

99.3(3)	Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors’ Stock Option Plan, as amended and restated.

(1)              Documents incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)              Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(3)              Documents incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 2, 2011.

UNDERTAKINGS

1.              The undersigned Registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)          That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                               Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 2, 2011.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Ryan D. Maynard
Ryan D. Maynard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Gower and Ryan D. Maynard, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Gower	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2011
James M. Gower

/s/ Ryan D. Maynard	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 2, 2011
Ryan D. Maynard

/s/ Donald G. Payan	Executive Vice President, President of Discovery and Research, and Director	August 2, 2011
Donald G. Payan

/s/ Bradford S. Goodwin	Director	August 2, 2011
Bradford S. Goodwin

/s/ Gary A. Lyons	Director	August 2, 2011
Gary A. Lyons

/s/ Walter H. Moos	Director	August 2, 2011
Walter H. Moos

/s/ Hollings C. Renton	Director	August 2, 2011
Hollings C. Renton

/s/ Peter S. Ringrose	Director	August 2, 2011
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	August 2, 2011
Stephen A. Sherwin

EXHIBITS

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Amended and Restated Bylaws of the Company.

4.3(1)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(3)	Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan.

99.2(3)	Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan, as amended and restated.

99.3(3)	Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors’ Stock Option Plan, as amended and restated.

(1)              Documents incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)              Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(3)              Documents incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 2, 2011.